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                                                                     EXHIBIT 5.1

                        [DORSEY & WHITNEY LLP LETTERHEAD]





Arcadia Receivables Finance Corp.
290 East Carpenter Freeway
7 Decker
Irving, TX 75062

         Re: Registration Statement on Form S-3

Ladies and Gentlemen:

         We have acted as counsel to Arcadia Receivables Finance Corp., a Delaware corporation (the "Seller"), in connection with the preparation of a Registration Statement on Form S-3 filed by the Seller with the Securities and Exchange Commission on February 16, 2001 (the "Registration Statement"), relating to the registration by the Seller of $434,588,424 of Automobile Receivables-Backed Certificates (the "Certificates") and Automobile Receivables-Backed Notes (the "Notes"). The Certificate may be issued from time to time by trusts (each a "Trust") to be established by the Seller pursuant to either (a) a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), substantially in the form filed as an exhibit to the Registration Statement, to be entered into by and among the Seller, Arcadia Financial Ltd., in its individual capacity and as servicer ("Arcadia Financial"), and the Owner Trustee (the "Owner Trustee") for any such Trust specified in a prospectus supplement to the prospectus forming part of the Registration Statement; or (b) a Trust Agreement (the "Trust Agreement"), substantially in the form filed as an exhibit to the Registration statement, to be entered into among the Seller, the Security Insurer (if any) and the Owner Trustee for any such Trust, each as specified in a prospectus supplement to the prospectus forming part of the Registration Statement. The Notes may be issued from time to time by one or more of the Trusts and secured pursuant to an Indenture (the "Indenture"), substantially in the form filed as an exhibit to the Registration Statement, to be entered into between the related Trust and the Indenture Trustee for any such series specified in a prospectus supplement to the prospectus forming part of the Registration Statement.

         We have examined the resolutions of the Board of Directors of the Seller adopted by written action dated January 24, 2001, the Registration Statement

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Arcadia Receivables Finance Corp.
February 16, 2001
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and such other documents, and have reviewed such questions of law, as we have considered necessary and appropriate for the purposes of this opinion. Based on the foregoing, we are of the opinion that:

         1. Each Pooling and Servicing Agreement, Trust Agreement and Indenture, when it has been duly authorized by the Seller and duly executed and delivered by the Seller and the other respective parties thereto, will constitute the valid and binding obligation of the Seller.

         2. The Certificates, when duly executed and delivered in accordance with the terms of the related Pooling and Servicing Agreement or Trust Agreement, will be legally issued, fully paid and non-assessable, and the holders of such Certificates will be entitled to the benefits of the related Pooling and Servicing Agreement or the Trust Agreement, as the case may be.

         3. The Notes, when duly executed and delivered in accordance with the terms of the related Indenture, will be legally issued and will constitute valid and binding obligations of the Trust, and the holders of such Notes will be entitled to the benefits of the Indenture.

         The opinions set forth above are subject to the following qualifications and exceptions:

         (a) Our opinions in paragraphs 1, 2 and 3 above are subject to the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or other similar law of general application affecting creditors' or secured creditors' rights.

         (b) Our opinions in paragraphs 1, 2 and 3 above are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing, and other similar doctrines affecting the enforceability of agreements generally (regardless of whether considered in a proceeding in equity or at law).


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Arcadia Receivables Finance Corp.
February 16, 2001
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         Our opinions expressed above are limited to the laws of the States of
Minnesota and New York and the Delaware Business Trust Act.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the heading "Legal Matters" in the prospectus comprising part of the Registration Statement.

Dated: February 16, 2001



                                                        Very truly  yours,

                                                        /s/ Dorsey & Whitney LLP
CFS